Exhibit 10.23


                  SECOND AMENDMENT TO THE ENGLOBAL 401(K) PLAN

WHEREAS, ENGlobal Engineering, Inc. {the "Employer") adopted a restatement of the ENGlobal 40l(k) Plan (the "Plan"), effective as of October 1, 2005, and various subsequent amendments; and

WHEREAS, the employer has (he ability to amend the Plan pursuant to Section 7,1; and WHEREAS, the Employer now desires to amend the Plan to update the matching formulas,

NOW. THEREFORE. the Employer hereby amends the Plan in the following respects, effective as of April 1, 2006:

1. Article 4.1 (b) is amended to read as follows:

                       (b){i) For Participants who are classified on the payroll
               records of the Employer as "regular employees," 50% of elective deferrals up to the first 0% of Compensation; and (ii) for all other Participants, 33.3% of elective deferrals up to the first 6% of Compensation. In other words, we are no longer referring to contract or project employees, and the match for the first group would be a maximum of 3% of pay, and for the second group, a maximum of 2% of pay.

2. In all other respects, the terms of this Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Employer has caused this Second Amendment, to he executed I counterparts. each of which shall be considered as an original, as of the date indicated be


                                              ENGL0BAL ENGINEERING, INC,



 Witness: //s//  Natalie S. Hairston        Signature  //s//  William A. Coskey
                                            Title: CEO
                                            Date: March 29, 2006